SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                           April 9, 2018
                          Date of Report
                  (Date of Earliest Event Reported)

              AMERICAN BLOCKCHAIN BIOCHAR CORPORATION
        (Exact Name of Registrant as Specified in its Charter)

                ROSE GROVE ACQUISITION CORPORATION
       (Former Name of Registrant as Specified in its Charter)

Delaware                     000-55813              82-1859109
(State or other       (Commission File Number)     (IRS Employer
jurisdiction                                        Number)
of incorporation)
                     14500 Roscoe Boulevard
                           Suite 203
                 Panorama City, California 91402

        (Address of principal executive offices) (zip code)

                        805-340-2484
       (Registrant's telephone number, including area code)

                   9545 Wilshire Boulevard
               Beverly Hills, California 90212
        (Former Address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

     On April 10, 2018, American BlockchainBiochar Corporation (formerly Rose Grove Acquisition Corporation). (the "Registrant" or the "Company") issued 5,000,000 of its common stock pursuant to Section 4(a)(2) of the Securities Act of 1933 at par representing 90.01% of the total outstanding 5,500,000 shares of common stock as follows:

              Mahesh Talwar       2,500,000
              Ajay Keshap         2,500,000

    With the issuance of the stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company intends to develop its business plan by acquiring Karr Group of Companies,, a California LLC. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On April 9, 2018, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant cancelled an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock valued at par.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on July 7, 2017 as amended and supplemented by the information contained in this report.

    The Registrant has been formed to combine with the a California LLC, Karr Group of Companies. The Karr Group of Companies is a parent company which owns and operates a biochar production plant company in the State of Washington. The company manufactures specialty biochar under the brand name "CannGrow" for the cannabis industry and "Karrchar" for other agricultural operations. The company utilizes a fractional hydro cracking technology to turn waste biomass into usable products including CannGrow and Karrchar, bio charcoal ("Surefire') and fuel gas ("Karrgas"). The company believes that it may be the first technology that produces commercial quantities of biochar/bio charcoal on a continuous basis without the bio oil-byproduct, a hazardous waste creating disposal and cost issues. The company sells its products wholesale to soil formulators and resellers.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On April 9, 2018, the following events occurred:

     James M. Cassidy resigned as the Registrant's president, secretary and director.

     James McKillop resigned as the Registrant's vice president and director.

     The following persons were named as directors of the Registrant:

         Mahesh Talwar
         Ajay Keshap

     Mahesh Talwar was named Chief Executive Officer of the
     Registrant.

     Ajay Keshap was named Chief Business Officer of the Registrant.

    Mahesh Talwar serves as Chief Executive Officer and a director of the Registrant. Mr. Talwar served as senior scientist at a California air pollution control district managing a government-industry partnership program for the development and implementation of innovative air pollution control technologies. He was instrumental in enlisting the largest U.S. diesel engine manufacturers to undertake a joint development program for the application of on-highway technology to off-highway engines used in boats, agricultural equipment and locomotives. Mr. Talwar developed and received EPA approval for a locomotive diesel engine rebuild kit that provides
70% reduction in air pollution. Over 250 of such kits are in use by the major rail lines.

Mr. Talwar has invented and developed several technologies in the biofuel industry. He developed technology for the production of biodiesel from "McDonald grease". He built, owned and operated a 10 million annual gallon plant in Florida and developed a similar facility in Malaysia. He also developed commercial technology for fast biodiesel production using cavitation principle now prevalent in the biodiesel industry. He also developed a technology to produce biochar in a continuous reactor without the production of the bio oil by-product, for which he received a U.S. patent. Mr. Talwar received a MSChE degree from California State University.

    Ajay Keshap serves as Chief Business Officer and a director of the Registrant. Mr. Keshap was a sales and marketing professional at Hewlett Packard and Oracle for 15 years. He successfully expanded from owning a franchise of five Denny's restaurants in Washington to 26 restaurants with revenue over $37 million within two years. He designed and implemented an efficient back office management software system and ISO 9001 2009 certified hospitality system to manage the 26 restaurants. He specializes in turnaround of marginal companies to profitable ventures. He holds a patent on MDI guitar technology.

                        SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                   AMERICAN BLOCKCHAIN BIOCHAR CORPORATION

                   /s/ Mahesh Talwar, Chief Executive Officer

Date: April 10, 2018